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                                                                   EXHIBIT 4.4.1

                              CERTIFICATE OF TRUST
                                       OF
                                 CLECO TRUST I

     THIS CERTIFICATE OF TRUST of Cleco Trust I (the "Trust"), dated as of February 13, 2001, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code (S) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is "Cleco Trust I."

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bank One Delaware, Inc., 3 Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.
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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                     BANK ONE DELAWARE, INC.,
                                     as Delaware Trustee

                                     By:  /s/ SANDRA L. CARUBA
                                          ---------------------------------
                                          Name:  Sandra L. Caruba
                                          Title: Vice President


                                     BANK ONE TRUST COMPANY, N.A.,
                                     as Property Trustee


                                     By:  /s/ SANDRA L. CARUBA
                                          ---------------------------------
                                          Name:  Sandra L. Caruba
                                          Title: Vice President


                                     THOMAS J. HOWLIN,
                                     as Regular Trustee

                                     /s/ THOMAS J. HOWLIN
                                          ---------------------------------